                                                                     EXHIBIT 4.4

                                 (Face of Note)

                            13% SENIOR NOTES DUE 2010

CUSIP  591596AH4                                                    No.  1
                                                                    $300,000,000

                                 METRICOM, INC.

                              METRICOM FINANCE INC.


promises to pay to Cede & Co. or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on February 15, 2010.

Interest Payment Dates:  February 15 and August 15, commencing August 15, 2000

Record Dates:  February 1 and August 1.

                                        Dated:  February 7, 2000

                                        METRICOM, INC.


                                        By: /s/ James E. Wall
                                           -------------------------------------
                                        Name: James E. Wall
                                        Title: Chief Financial Officer


                                        METRICOM FINANCE, INC.


                                        By: /s/ James E. Wall
                                           -------------------------------------
                                        Name: James E. Wall
                                        Title: Chief Financial Officer


This is the Global Note referred to in
the within-mentioned Indenture:

BANK ONE TRUST COMPANY, N.A.,
as Trustee

By: /s/ Sandra L. Caruba
   -----------------------------------
Authorized Signatory

                                 (BACK OF NOTE)
================================================================================

                            13% Senior Notes due 2010

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (III) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

UNTIL THE SEPARATION DATE (AS DEFINED), THIS NOTE HAS BEEN ISSUED WITH, AND MUST BE TRANSFERRED WITH, THE ASSOCIATED WARRANTS TO PURCHASE COMMON STOCK OF THE COMPANY. EACH $1,000 PRINCIPAL AMOUNT OF NOTES IS ASSOCIATED WITH A WARRANT TO PURCHASE 4.75 SHARES OF COMMON STOCK, SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST.

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE


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

DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $787.94 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $212.06, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS 17.57%.

               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. Metricom Inc., a Delaware corporation (the "Company"), and Metricom Finance, Inc. ("Finance Sub," and together with the Company, the "Co-Obligors") promises to pay interest on the principal amount of this Note at 13% per annum from February 7, 2000 until maturity. The Issuers will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 2000. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on each February 1 or August 1 immediately preceding the next Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium and on, the Global Note and all other Notes, the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, Bank One Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may


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

change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

        4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of December 29, 1999, between each of the Issuers and the Trustee (the "Base Indenture"), as supplemented by the First Supplemental Indenture thereto, dated February 7, 2000 (as supplemented, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indentures and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited to $300,000,000 in aggregate principal amount.

        5. RELEASE OF OBLIGATIONS FOLLOWING HOLDING COMPANY REORGANIZATION. Upon consummation of the Holding Company Reorganization, the obligation of (a) Finance Sub with respect to the Notes shall automatically be extinguished and only the Company shall continue as the sole obligor on the Senior Notes, if the Holding Company Reorganization is one in which the assets and operations of the Company are transferred to Finance Sub or any of its Restricted Subsidiaries, as contemplated by clause (1) of the definition of Holding Company Reorganization, or (b) the Company with respect to the Notes shall automatically be extinguished and only Finance Sub shall continue as the sole obligor on the Notes, if the Holding Company Reorganization is one in which the assets and operations of the Company remain with the Company or its successor corporation or organization, as contemplated by clause (2) of the definition of Holding Company Reorganization; provided, however, that upon consummation of the Holding Company Reorganization, the Company's guarantee of Finance Sub's obligations with respect to the Notes shall automatically, and without further notice to or action by the Holders, be extinguished and shall cease to be of any further force or effect. In that event, the Trustee shall, at the request of either obligor, enter into a Supplemental Indenture to evidence the release of the Company or Finance Sub, as the case may be, from its obligations on the notes, and the release of the Company from its guarantee of Finance Sub's obligations with respect to the Notes.

        6. OPTIONAL REDEMPTION. On or after February 15, 2005, the Issuers may redeem the Notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:


         YEAR                                     PERCENTAGE
         ----                                     ----------
         2005                                      108.000
         2006                                      106.000
         2007                                      104.000
         2008                                      102.000
         2009 and thereafter                       100.000

        7. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

        8.REPURCHASE AT OPTION OF HOLDER. If there is a Change of Control, each Holder will have the right to require the Issuers to repurchase all or any part of such Holder's Notes pursuant to the Change of Control Offer described below, in accordance with Section 4.14 of the First Supplemental Indenture, at a purchase price in cash (the "Change of Control Payment") equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest to the Change of Control Payment Date. Within 10 days following any Change of Control, the Issuers shall mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes (the "Change of Control Offer") on the date specified in the notice, which will not be earlier than 30 days or later than 60 days from the date the notice is mailed (the "Change of Control Payment Date"), in accordance with Section 4.14 of the First Supplemental Indenture.


If either of the Issuers or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make an offer to all Holders and holders of any other Indebtedness that ranks equally in right of payment with the Notes and that requires the Issuers to make such an offer (an "Asset Sale Offer") to purchase the maximum principal amount or principal amount at maturity, as applicable, of Notes and other Indebtedness that ranks equally in right of payment with the Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the purchase date in accordance with Section 4.07 of the First Supplemental Indenture.

        9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

        11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Company's assets to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        13. DEFAULTS AND REMEDIES. Events of Default include: (a) default in the payment of interest on the Notes when due and payable and, other than with respect to the first four scheduled interest payments on the Notes, continuance of such default for a period of 30 days; (b) default in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Issuers of any of their obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Issuers for any reason which in any one case or in the aggregate results in a material impairment of the rights intended to be afforded thereby; (c) default when due in the payment of principal of, or premium, if any, on any Note; (d) failure by the Issuers or any of their Restricted Subsidiaries for 30 days after written notice to them by the Trustee or by the Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with the provisions of Section 4.03, 4.04, 4.07 or
4.14 hereof; (e) failure by the Issuers or any of their Restricted Subsidiaries to perform or comply with the provisions of
Article 5 hereof or of the Indenture; (f) failure by the Issuers or any of their Restricted Subsidiaries for 60 days after written notice to them by the Trustee or by the Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any other covenant set forth in this Note or the Indenture; (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Significant Subsidiaries (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary), or the payment of which is guaranteed by the Issuers or any of their Significant Subsidiaries (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary), whether that Indebtedness or guarantee now exists or is created after the date hereof, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on that Indebtedness prior to the expiration of the grace period provided in that Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of that Indebtedness prior to its express maturity, and, in each case, if the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (h) failure by the Issuers or any of their Significant Subsidiaries (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $10.0 million, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired; (i) an Issuer or any Significant Subsidiaries of an Issuer (or any group of Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary): (1) commences a voluntary case under any Bankruptcy Law; (2) consents to the entry of an order for relief against it in an involuntary case now or hereafter in effect; (3) consents to the appointment of a custodian of such Issuer or any Significant Subsidiary of such Issuer (or group of Restricted Subsidiaries that if treated as a single Subsidiary would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary of such Issuer (or group of Restricted Subsidiaries that if treated as a single Subsidiary would constitute a Significant Subsidiary); or (4) effects a general assignment for the benefit of its creditors; or (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law for:
(1) relief in respect of an Issuer or any Significant Subsidiary of an Issuer (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) in an involuntary case under any Bankruptcy Law now or hereafter in effect; (2) appointment of a custodian of an Issuer or any Significant Subsidiary of an Issuer (or any group of Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary (or any group of Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary); or (3) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and, in each case, the order or decree remains unstayed and in effect for a period of 60 consecutive days.

        14. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

        15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Metricom, Inc.
Metricom Finance, Inc.
980 University Avenue
Los Gatos, California 95032
Attention:  Chief Financial Officer


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

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to



                  (Insert assignee's soc. sec. or tax I.D. no.)



              (Print or type assignee's name, address and zip code)

and irrevocably appoint


to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.



Date:                                   Your Signature:
     --------------------------                        -------------------------

(Sign exactly as your name appears on the face of this Note)


Signature Guarantee:
                    -----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.14 of the Indenture, check the box below:

               Section 4.07

               Section 4.14

               If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.07 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________





Date:                                   Your Signature:
     --------------------------                        -------------------------

(Sign exactly as your name appears on the Note)


Signature Guarantee:
                    -------------------------
Tax Identification No:


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

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

               The following exchanges of a part of this Global Note for an interest in a Definitive Note, or exchanges of a part of a Definitive Note for an interest in this Global Note, have been made:

                                                        Principal Amount
                     Amount of     Amount of increase       of this
                    decrease in       in Principal        Global Note        Signature of
                  Principal Amount       Amount         following such    authorized officer
                      of this           of this          decrease (or     of Trustee or Note
 Date of Exchange   Global Note       Global Note          increase)           Custodian
-----------------------------------------------------------------------------------------------



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